                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         DIME COMMUNITY BANCORP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                    [LOGO]
                            DIME COMMUNITY BANCORP

                                                                October 6, 1997

Dear Shareholder:

  You are cordially invited to attend the 1997 Annual Meeting of Shareholders (the "Annual Meeting") of Dime Community Bancorp, Inc. (the "Company"), the holding company for The Dime Savings Bank of Williamsburgh, Brooklyn, New York, which will be held on November 13, 1997 at 10:00 a.m., local time, at Giando on the Water, 400 Kent Avenue, Brooklyn, New York 11211.

  The attached Notice of the 1997 Annual Meeting of Shareholders and Proxy Statement describe the business to be transacted at the Annual Meeting. Directors and officers of the Company, as well as a representative of Deloitte & Touche LLP, the accounting firm appointed by the Board of Directors to be the Company's independent auditors for the fiscal year ending June 30, 1998, will be present at the Annual Meeting to respond to appropriate questions.

  The Board of Directors of the Company has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of the Company and its shareholders and unanimously recommends a vote "FOR" each of these matters.

  Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the Annual Meeting. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. VOTING BY PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND. IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO ATTEND AND TO VOTE PERSONALLY AT THE ANNUAL MEETING. EXAMPLES OF SUCH DOCUMENTATION INCLUDE A BROKER'S STATEMENT, LETTER OR OTHER DOCUMENT CONFIRMING YOUR OWNERSHIP OF SHARES OF THE COMPANY.

  On behalf of the Board of Directors and the employees of Dime Community Bancorp, Inc. and The Dime Savings Bank of Williamsburgh, we thank you for your continued support and hope to see you at the Annual Meeting.

                                          Sincerely yours,

                                          /s/ Vincent F. Palagiano
                                          -----------------------------
                                          Vincent F. Palagiano
                                          Chairman of the Board
                                           and Chief Executive Officer

                         DIME COMMUNITY BANCORP, INC.
                             209 HAVEMEYER STREET
                           BROOKLYN, NEW YORK 11211
                                (718) 782-6200

               NOTICE OF THE 1997 ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 13, 1997

  NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders of Dime Community Bancorp, Inc. (the "Company") will be held at Giando on the Water, 400 Kent Avenue, Brooklyn, New York 11211, on November 13, 1997 at 10:00 a.m., local time, to consider and vote upon the:

  1.Election of four directors for terms of three years each;

  2. Approval of Amendments to the Dime Community Bancorp, Inc. 1996 Stock Option Plan for Outside Directors, Officers and Employees;

  3. Approval of Amendments to the Recognition and Retention Plan for Outside Directors, Officers and Employees of Dime Community Bancorp, Inc.;

  4. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending June 30, 1998; and

  5. Authorization of the Board of Directors, in its discretion, to direct the vote of proxies upon such other matters incident to the conduct of the Annual Meeting as may properly come before the Annual Meeting, and any adjournment or postponement thereof, including, without limitation, a motion to adjourn the Annual Meeting. Please note that the Company is not aware of any such business.

  The Board of Directors has fixed September 22, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of such shareholders will be available for inspection at the office of the Company for 10 days prior to the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Kenneth J. Mahon

                                          Kenneth J. Mahon
                                          Executive Vice President, Chief
                                           Financial Officer and Secretary

Brooklyn, New York
October 6, 1997


   YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

                         DIME COMMUNITY BANCORP, INC.

                            PROXY STATEMENT FOR THE
                      1997 ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON NOVEMBER 13, 1997

                              GENERAL INFORMATION

GENERAL

  This Proxy Statement and accompanying proxy card are being furnished to the shareholders of Dime Community Bancorp, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company from holders of the shares of the Company's issued and outstanding common stock, par value $.01 per share (the "Common Stock"), as of the close of business on September 22, 1997 (the "Record Date"), for use at the 1997 Annual Meeting of Shareholders of the Company to be held on November 13, 1997 at Giando on the Water, 400 Kent Avenue, Brooklyn, New York, at 10:00 a.m., local time, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders on or about October 7, 1997.

  On June 26, 1996, the Company became the holding company for The Dime Savings Bank of Williamsburgh (the "Bank") upon completion of the Bank's conversion from the mutual form of organization into the stock form of organization (the "Conversion"). The Company, a Delaware corporation, operates as a unitary savings association holding company for its wholly-owned subsidiary, the Bank.

RECORD DATE AND VOTING RIGHTS

  The Board of Directors of the Company has fixed the close of business on September 22, 1997 as the record date for the determination of the Company's shareholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting. On the Record Date, there were 12,624,750 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum thereat.

  Each holder of shares of Common Stock outstanding on the Record Date will be entitled to one vote for each share held of record (other than Excess Shares as defined below) at the Annual Meeting. As provided in the Company's Certificate of Incorporation, record holders (other than any compensation plan maintained by the Company and certain others) of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock ("Excess Shares") shall be entitled to cast only one-hundredth of one vote per share for each Excess Share. A person or entity is deemed to beneficially own shares owned by an affiliate or associate as well as by persons acting in concert with such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors to interpret and apply the provisions of the Certificate of Incorporation and Bylaws governing Excess Shares, and to determine on the basis of information known to them after reasonable inquiry all facts necessary to ascertain compliance with the Certificate of Incorporation, including, without limitation, (i) the number of shares of Common Stock beneficially owned by any person or purported owner, (ii) whether a person or purported owner is an affiliate or associate of, or is acting in concert with, any other person or purported owner and (iii) whether a person or purported owner has an agreement or understanding with any person or purported owner as to the voting or disposition of any shares of Common Stock.

  All properly executed proxies received by the Company will be voted in accordance with the instructions indicated thereon. IF NO INSTRUCTIONS ARE GIVEN, EXECUTED PROXIES WILL BE VOTED FOR ELECTION OF EACH OF THE FOUR NOMINEES FOR DIRECTOR, AND FOR EACH OTHER PROPOSAL IDENTIFIED IN THE NOTICE OF THE 1997 ANNUAL MEETING OF SHAREHOLDERS. Management is not aware of any matters other than those set forth in the Notice of the 1997 Annual Meeting of Shareholders that may be brought before the Annual Meeting. See "Proposal 5."

  IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED APPROPRIATE DOCUMENTATION FROM YOUR SHAREHOLDER OF RECORD TO VOTE PERSONALLY AT THE ANNUAL MEETING. Examples of such documentation would include a broker's statement, letter or other document that will confirm your ownership of shares of the Company.

VOTE REQUIRED

  Directors are elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. The holders of Common Stock may not vote their shares cumulatively for the election of directors. Proposals 2, 3, 4 and 5 each requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented, in person or by proxy, and entitled to vote at the Annual Meeting.

  Shares as to which the "ABSTAIN" box has been selected on the Proxy Card with respect to all matters except the election of directors will be counted as present and entitled to vote and will have the effect of a vote against the proposal. In contrast, shares underlying broker non-votes will not be counted as present and entitled to vote and will have no effect on the vote on such matters presented.

REVOCABILITY OF PROXIES

  A proxy may be revoked at any time before it is voted by filing a written revocation of the proxy with the Secretary of the Company or by submitting a duly executed proxy bearing a later date. A proxy also may be revoked by attending and voting at the Annual Meeting, if a written revocation is filed with the Secretary of the Annual Meeting prior to the voting of such proxy.

SOLICITATION OF PROXIES

  The Company will bear the costs of soliciting proxies from its shareholders. In addition to the use of mail, proxies may be solicited by officers, directors or employees of the Company and the Bank, by telephone or through other forms of communication. The Company will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for reasonable expenses incurred in connection therewith. In addition, the Company has retained ChaseMellon Shareholder Services, L.L.C. to assist in the solicitation of proxies. The estimated cost of such solicitation is $4,500 plus reimbursement for reasonable out-of-pocket expenses.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

  Certain terms of the stock options and restricted stock awards granted to directors, officers and employees of the Company and the Bank will be modified if shareholders approve the proposed amendments to each the Dime Community Bancorp, Inc. 1996 Stock Option Plan for Outside Directors, Officers and Employees (the "Option Plan") and to the Recognition and Retention Plan for Outside Directors, Officers and Employees of Dime Community Bancorp, Inc. (the "RRP"). For complete descriptions of these plans and proposed amendments, see "Proposal 2" and "Proposal 3."

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS OF THE COMPANY

  The following table sets forth, as of August 31, 1997, certain information as to Common Stock beneficially owned by persons owning in excess of 5% of the outstanding shares of Common Stock. Management knows of no person, except as listed below, who beneficially owned more than 5% of the Company's outstanding shares of Common Stock as of August 31, 1997. Except as otherwise indicated, the information provided in the following table was obtained from filings with the Securities and Exchange Commission (the "SEC") and with the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below and the table set forth under "Security Ownership of Management," in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock (1) over which he has or shares, directly or indirectly, voting or investment power, or (2) of which he has the right to acquire beneficial ownership at any time within 60 days after August 31, 1997. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

                  NAME AND ADDRESS OF               AMOUNT AND NATURE OF
                    BENEFICIAL OWNER                BENEFICIAL OWNERSHIP PERCENT
                  -------------------               -------------------- -------
     The Employee Stock Ownership Plan Trust
      of Dime Community Bancorp, Inc. and
      Certain Affiliates...........................      1,163,800(1)     9.21%
     140 Broadway, 11th Floor
     New York, NY 10005
     Janus Capital Corporation(2)..................        887,700        7.03%
     100 Filmore Street
     Denver, CO 80206
     Fiduciary Trust Company International(3)......             (3)         (3)
     Two World Trade Center
     New York, NY 10048

--------
(1) The Employee Stock Ownership Plan ("ESOP") is administered by a committee of the Company's Board of Directors (the "ESOP Committee"). The ESOP's assets are held in a trust (the "ESOP Trust") for which Marine Midland Bank serves as trustee (the "ESOP Trustee"). The ESOP Trust purchased these shares with funds borrowed from the Company and initially placed these shares in a suspense account for release and allocation to participants' accounts in annual installments. As of June 30, 1997, 131,400 shares held by the ESOP Trust have been allocated. The terms of the ESOP provide that, subject to the ESOP Trustee's fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the ESOP Trustee will vote, tender or exchange shares of Common Stock held in the ESOP Trust in accordance with instructions received from the participants. The ESOP Trustee will vote allocated shares as to which no instructions are received and any shares that have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP Trustee receives instructions are voted. The ESOP Trustee will tender or exchange any shares in the suspense account or that otherwise have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP Trustee receives instructions are tendered or exchanged. With respect to allocated shares as to which no instructions are received, the ESOP Trustee will be deemed to have received instructions not to tender or exchange such shares. Except as described above, the ESOP Committee has sole investment power, except in limited circumstances, but no voting power over all Common Stock held in the ESOP Trust.
(2) Janus Capital Corporation ("JCC") filed a Schedule 13F with the SEC disclosing its holdings as of June 30, 1997. JCC is an Investment Advisor registered under Section 203 of the Investment Advisors Act of 1940, as amended (an "Investment Advisor"), for Janus Growth and Income Fund, a mutual fund.
(3) Fiduciary Trust Company International ("FTC") filed a Schedule 13F with the SEC as of June 30, 1997, disclosing its ownership of 768,000 of Common Stock, or 6.08% of the Common Stock outstanding as of August 31, 1997. FTC is a Bank as defined in Section 3(a)(6) of the Exchange Act. FTC subsequently filed a Schedule 13G with the SEC dated as of September 3, 1997 stating that it sold shares of Common Stock, bringing its holdings to less than five percent.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information with respect to the shares of Common Stock beneficially owned by each director of the Company, by each named executive officer of the Company identified in the Summary Compensation Table included elsewhere herein, and all directors and executive officers of the Company or the Company's wholly-owned subsidiary, the Bank, as a group as of August 31, 1997. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock indicated.

                                                                        PERCENT OF
                                                    AMOUNT AND NATURE     COMMON
                              POSITION WITH           OF BENEFICIAL        STOCK
     NAME                     THE COMPANY(1)      OWNERSHIP(2)(3)(4)(5) OUTSTANDING
     ----                     --------------      --------------------- -----------
Vincent F. Palagiano.... Director, Chairman of            162,346(6)        1.28%
                          the Board and Chief
                          Executive Officer
Michael P. Devine....... Director, President and          115,846(7)           *
                          Chief Operating Officer
Anthony Bergamo......... Director                          30,870              *
George L. Clark, Jr..... Director                          65,520(8)           *
Steven D. Cohn.......... Director                          26,020(9)           *
Patrick E. Curtin....... Director                          35,972(10)          *
Joseph H. Farrell....... Director                          45,870              *
Fred P. Fehrenbach...... Director                          40,970(11)          *
John J. Flynn........... Director                          25,870              *
Malcolm T. Kitson....... Director                          21,470              *
Stanley Meisels......... Director                          25,970              *
Louis V. Varone......... Director                          25,870              *
Kenneth J. Mahon........ Executive Vice                    78,404              *
                          President, Chief
                          Financial Officer and
                          Secretary
Timothy B. King......... First Vice President and          40,648(12)          *
                          Treasurer
All directors and executive officers as a group         1,931,314          15.29%
 (18 persons)....................................

--------
* Less than one percent

 (1) Titles are for both the Company and the Bank.
 (2) See "Principal Shareholders of the Company" for a definition of "beneficial ownership."
 (3) The figures shown include shares held in trust pursuant to the ESOP that have been allocated as of June 30, 1997 to individual accounts as follows: Mr. Palagiano, 3,346 shares; Mr. Devine, 3,346 shares; Mr. Mahon, 3,346 shares; Mr. King, 2,811 shares; and all directors and executive officers as a group, 22,261 shares. Such persons have voting power (subject to the legal duties of the ESOP Trustee) but no investment power, except in limited circumstances, as to such shares. The figures shown for Messrs. Palagiano, Devine, Mahon and King do not include any portion of 1,032,400 shares held in trust pursuant to the ESOP that have not been allocated to any individual's account and as to which Messrs. Palagiano, Devine, Mahon and King share voting power with other ESOP participants. The figure shown for all directors and executive officers as a group includes such 1,032,400 shares as to which the members of the Company's ESOP Committee (consisting of Messrs. Clark, Fehrenback, Meisels and Varone) may be deemed to have sole investment power, except in limited circumstances, thereby causing each such Committee member to be deemed a beneficial owner of such shares. Each of the members of the ESOP Committee disclaims beneficial ownership of such shares and, accordingly, such shares are not attributed to the members of the ESOP Committee individually. See "Compensation of Directors and Officers-- Benefits--Employee Stock Ownership Plan and Trust."
 (4) The figures shown include shares held pursuant to The Dime Savings Bank of Williamsburgh 401(k) Savings Plan in RSI Retirement Trust in individual accounts as of June 30, 1997: Mr. Palagiano, 20,000 shares; Mr. Devine, 20,000 shares; Mr. Mahon, 18,692 shares; Mr. King, 4,930 shares; and all directors and executive officers as a group, 116,938 shares. Such persons have sole voting power and sole investment power as to such shares. See "Compensation of Directors and Executive Officers -- Benefits--401(k) Plan."
 (5) The figures shown include shares held in trust pursuant to the RRP that have been awarded as of August 31, 1997 to individuals as follows: Mr. Palagiano, 115,000 shares; Mr. Devine, 75,000 shares; each other director, 15,870 shares; Mr. Mahon, 55,000 shares; Mr. King, 28,790 shares; and all directors and executive officers as a group, 519,530 shares. Such persons have sole voting power (subject to the legal duties of the RRP Trustee) but no investment power, except in limited circumstances, as to such shares.
 (6) Includes 4,000 shares as to which Mr. Palagiano may be deemed to share voting and investment power.
 (7) Includes 17,500 shares as to which Mr. Devine may be deemed to share voting and investment power.
 (8) Includes 25,000 shares as to which Mr. Clark may be deemed to share voting and investment power.
 (9) Includes 100 shares as to which Mr. Cohn may be deemed to share voting and investment power.
(10) Includes 838 shares as to which Mr. Curtin may be deemed to share voting and investment power.
(11) Includes 100 shares as to which Mr. Fehrenbach may be deemed to share voting and investment power.
(12) Includes 3,717 shares as to which Mr. King may be deemed to share voting and investment power.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

GENERAL

  The Certificate of Incorporation and Bylaws of the Company provide for the election of directors by the shareholders. For this purpose, the Board of Directors of the Company is divided into three classes, each class to be as nearly equal in number as possible. The terms of office of the members of one class expire, and a successor class is to be elected, at each annual meeting of shareholders. There are currently twelve directors of the Company, with a vacant board seat created due to the death of James M. Fox, a director, in May 1997.

  The terms of three directors and the term of the vacant board seat created by Mr. Fox's death expire at the Annual Meeting. The three incumbent directors with terms expiring at the Annual Meeting, Michael P. Devine, Anthony Bergamo and Louis V. Varone, have been nominated by the Nominating Committee of the Board of Directors to be re-elected at the Annual Meeting for three-year terms expiring at the annual meeting of shareholders to be held in 2000, or when their successors are otherwise duly elected and qualified. In addition, to achieve equality among the three classes of directors, Mr. Joseph H. Farrell, an incumbent director whose current term expires at the Annual Meeting of Shareholders to be held in 1999, has been nominated to be elected to fill the vacant board seat, for a three-year term expiring at the annual meeting of shareholders to be held in 2000, or when his successor is otherwise duly elected and qualified. Upon election at the Annual Meeting to the class of directors with a term of office expiring in 2000, Mr. Farrell will simultaneously resign his current board seat with a term expiring in 1999 thereby creating a vacancy in the class of directors with a term expiring in 1999. In such event, the Company will reduce the size of the board to eliminate such vacancy. If Mr. Farrell is not elected to the class of directors with a term of office expiring in 2000, Mr. Farrell will retain his current board seat, and serve until the annual meeting of shareholders to be held in 1999, or when his successor is otherwise duly elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

  The terms of the remaining two classes of directors expire at the annual meetings of shareholders to be held in 1998 and 1999, respectively, or when their successors are otherwise duly elected and qualified. In the event that any nominee for election as a director at the Annual Meeting is unable or declines to serve, which the Board of Directors has no reason to expect, the persons named in the Proxy Card will vote with respect to a substitute nominee designated by the present Board of Directors.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

  The following table sets forth certain information with respect to each nominee for election as a director and each director whose term does not expire at the Annual Meeting ("Continuing Director"). There are no arrangements or understandings between the Company and any director or nominee pursuant to which such person was elected or nominated to be a director of the Company. For information with respect to security ownership of directors, see "Security Ownership of Certain Beneficial Owners and Management--Security Ownership of Management."

                                                          POSITION(S) HELD WITH
                                        DIRECTOR  TERM             THE
NOMINEES                         AGE(1) SINCE(2) EXPIRES   COMPANY AND THE BANK
--------                         -----  -------- ------- ------------------------
Michael P. Devine...............   51     1980    1997   Director, President and
                                                          Chief
                                                          Operating Officer
Anthony Bergamo.................   51     1986    1997   Director
Joseph H. Farrell...............   66     1969    1999   Director
Louis V. Varone.................   67     1985    1997   Director
CONTINUING DIRECTORS
--------------------
Vincent F. Palagiano............   56     1978    1999   Director, Chairman of
                                                          the Board
                                                          and Chief Executive
                                                          Officer
George L. Clark, Jr.............   56     1980    1999   Director
Steven D. Cohn..................   48     1994    1999   Director
Patrick E. Curtin...............   52     1986    1998   Director
Fred P. Fehrenbach..............   60     1987    1998   Director
John J. Flynn...................   61     1994    1999   Director
Malcolm T. Kitson...............   69     1990    1998   Director
Stanley Meisels.................   67     1990    1998   Director

                                                  (footnotes on following page)

--------
(1)As of August 31, 1997.
(2) Includes service as a Director or Trustee with The Dime Savings Bank of Williamsburgh and predecessor institutions prior to the incorporation of the Company on December 12, 1995.

  The principal occupation and business experience of each nominee for election as a director and each Continuing Director are set forth below. Unless otherwise indicated, each of the following persons has held his present position for the last five years.

NOMINEES FOR ELECTION AS DIRECTOR

  Michael P. Devine has served as President of the Company and the Bank since January 1, 1997 and Chief Operating Officer of the Bank since 1989. Prior to Mr. Devine's appointment as President, he served as Executive Vice President and Secretary of the Company and the Bank. Mr. Devine has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1980. Mr. Devine joined the Bank in 1971 and has served as the Internal Auditor, Comptroller and Investment Officer. Prior to 1971, Mr. Devine served as a Senior Accountant with the firm of Peat Marwick Mitchell & Co.

  Anthony Bergamo has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1986. Mr. Bergamo is a licensed attorney in New York and New Jersey and is an independent fiduciary.

  Joseph H. Farrell has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1969. Mr. Farrell is Chairman of the law firm of Conway Farrell Curtin & Kelly, P.C. Mr. Farrell is also President of the William F. Casey Foundation, which is a not-for-profit real estate holding foundation. Mr. Farrell is a trial attorney for the Roman Catholic Diocese of Brooklyn and Vice President of the New York State Bar Association.

  Louis V. Varone has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1985. Mr. Varone has been a licensed real estate broker for over 30 years. Mr. Varone is self-employed as a principal in the firm of Century 21 Lewis & Clark Realty.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS.

CONTINUING DIRECTORS

  Vincent F. Palagiano has served as Chairman of the Board and Chief Executive Officer of the Company since its formation and of the Bank since 1989. He has served as a Trustee or Director of the Bank since 1978. In addition, Mr. Palagiano served on the Board of Directors of the Institutional Investors Mutual Fund since 1996. Mr. Palagiano joined the Bank in 1970 as an appraiser and has also served as the Company's President and the Bank's President, Executive Vice President, Chief Operating Officer and Chief Lending Officer. Prior to 1970, Mr. Palagiano served in the real estate and mortgage departments at other financial institutions and title companies.

  George L. Clark, Jr. has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1980. Mr. Clark is President of George L. Clark Inc. (Realtors), a New York State licensed real estate firm. Mr. Clark is a former director of the Federal National Mortgage Association, and a former Chairman of the New York Republican State Committee. Mr. Clark has been a licensed real estate broker for 34 years.

  Steven D. Cohn has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1994. Mr. Cohn is the managing partner in the law firm of Goldberg and Cohn Esq., in Brooklyn Heights, New York. Mr. Cohn is also a member of the Board of Directors of Complete Management, Inc., a medical management firm.

  Patrick E. Curtin has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1986. Mr. Curtin is a senior partner in the law firm of Conway Farrell Curtin & Kelly, P.C. in New York, New York.

  Fred P. Fehrenbach has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1987. Mr. Fehrenbach is President of Consolidated Brokerage Corp. located in Great Neck, New York, which is a retail insurance brokerage business, and has formed a joint venture with the firm of Forman International, a general insurance firm in Great Neck, New York. Mr. Fehrenbach has been with Consolidated Brokerage Corp. since 1990. Mr. Fehrenbach is the President of BF International Corp., an import/export sales organization.

  John J. Flynn has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since October 1994 and before that from February 1983 to February 1993. From February 1993 through August 1994, Mr. Flynn was Executive Vice President of Flushing Savings Bank, FSB in Flushing, New York. From 1990 to February 1993, and since September 1994, Mr. Flynn has been a self-employed real estate mortgage broker.

  Malcolm T. Kitson has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1990. Mr. Kitson served as a Vice President of Citibank, N.A. until his retirement in 1990.

  Stanley Meisels has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1990. Mr. Meisels has been a stockbroker with Gruntal & Co. in Hewlett, New York since 1986. Mr. Meisels is also President and sole owner of Small Business Electronics Investment Corp., a private investment company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS OF THE COMPANY

  The Board of Directors meets substantially on a monthly basis and may have additional special meetings upon the request of the Chairman of the Board. The Company's Board of Directors met 12 times during the fiscal year ended June 30, 1997. No current director attended fewer than 75% of the total number of Board meetings and committee meetings of which such director was a member.

  The Board of Directors of the Company has established the following committees:

  The Executive Committee consists of Messrs. Palagiano, Devine, Bergamo, Clark, Farrell and Varone. The purpose of this committee is to consider longer-term strategic, planning and industry issues. This committee, from time to time, also reviews regulatory issues and reports of regulatory examinations. This committee meets as requested by the Board of Directors. The Executive Committee did not meet in fiscal 1997.

  The Compensation Committee consists of Messrs. Clark (Chairman), Fehrenbach, Meisels and Varone. This committee establishes the compensation of the Chief Executive Officer, approves the compensation of other officers, and determines compensation and benefits to be paid to employees of the Bank. The committee meets yearly and as requested by the Board of Directors. The Compensation Committee met three times in fiscal 1997.

  The Audit Committee consists of Messrs. Kitson (Chairman), Cohn, Flynn and Meisels. The purpose of this committee is to provide assurance that the Company's internal controls are adequate and that financial disclosures made by management portray the Company's financial condition and results of operations. The committee is responsible for the classification of assets and the establishment of adequate valuation allowances. The committee also maintains a liaison with the outside auditors. The committee meets at least annually or as called by the Committee Chairman. The Audit Committee met twice in fiscal 1997.

  The Nominating Committee consists of Messrs. Fehrenbach (Chairman), Curtin, Kitson and Meisels. The committee nominates candidates for the election of directors. The committee meets as called by the Committee

Chairman. The Nominating Committee met once in fiscal 1997. In addition, the Nominating Committee met on July 10, 1997 to select the nominees for election as directors at the Annual Meeting. In accordance with the Company's Bylaws, no nominations for election as director, except those made by the Nominating Committee, shall be voted upon at the Annual Meeting unless properly made by a shareholder in accordance with the procedures set forth under "Additional Information--Notice of Business to be Conducted at Annual Meeting."

EXECUTIVE OFFICERS

  The following individuals are executive officers of the Company and hold the offices set forth below opposite their names.

   NAME                     POSITION HELD WITH THE COMPANY
   ----                     ------------------------------
   Vincent F. Palagiano.... Chairman of the Board and Chief Executive Officer
   Michael P. Devine....... President and Chief Operating Officer
   Kenneth J. Mahon........ Executive Vice President, Chief Financial Officer and Secretary
   Timothy B. King......... First Vice President and Treasurer
   Michael Pucella......... First Vice President and Comptroller

  The executive officers of the Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation, or removal by the Board of Directors. The Company has entered into Employment Agreements with certain of its executive officers which set forth the terms of their employment. See "--Employment Agreements."

  Biographical information of executive officers of the Company or the Bank who are not directors is set forth below.

  Kenneth J. Mahon, age 46, was promoted to Comptroller of the Bank in 1983, to Senior Vice President in 1988, and to Executive Vice President and Secretary of the Company in 1997. He has served as Chief Financial Officer of the Company since its formation and of the Bank since 1996. Prior to joining the Bank in 1980, Mr. Mahon served in the financial areas of several New York metropolitan savings banks.

  Peter J. Castelli, age 56, was promoted to First Vice President of the Bank in 1988. He is responsible for security, banking facilities, and community and public relations. Mr. Castelli has served the Bank in numerous capacities during his career, which spans 33 years in banking.

  Timothy B. King, age 39, has over 18 years of banking experience, and has been with the Bank since 1983. Mr. King was promoted to First Vice President of the Company and the Bank in 1997 and to be the Bank's Vice President in 1993 and Treasurer in 1989. Mr. King manages the securities investment, corporate planning and interest rate risk functions of the Bank.

  Gasper Messana, age 56, has served as First Vice President of the Bank since 1997. Prior, he served as Vice President of the Bank since 1988. He manages the underwriting and loan administration functions of the Bank's multi-family lending department. Mr. Messana is a licensed real estate broker and has over 28 years of banking and real estate experience.

  Michael Pucella, age 44, was promoted to Comptroller of the Bank in 1989, to Vice President in 1996 and to First Vice President of the Company and the Bank in 1997. He has been with the Bank since 1981, and is responsible for financial reporting, budgeting and tax administration. Mr. Pucella has over 22 years of banking experience.

  Stephen Varriale, age 42, joined the Bank in 1979 and was promoted to Vice President of the Bank in 1993. He is responsible for the Branch Retail and Operations Support Departments, and the Pension Department. Mr. Varriale has over 21 years of banking experience.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

REPORT OF COMPENSATION COMMITTEE

  The following Report of the Company's Compensation Committee is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this Report shall not be deemed "soliciting material," filed with the SEC subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Company annually reviews and recommends changes to the compensation levels of the executive officers to the Board of Directors. Since the Bank's conversion to a stock company, the Compensation Committee has begun a process to revise the compensation program to better reflect the Company's public company status. It is intended that the new executive compensation program will enable the Company and the Bank to attract, develop and retain strong executive officers who are capable of maximizing the Company's performance for the benefit of its shareholders. The Committee has adopted a compensation strategy that seeks to provide competitive compensation that is strongly aligned with the financial and stock performance of the institution. The program has three key elements: base salary, annual incentives and long term incentives.

 Base Salary

  During fiscal 1997 an independent review of the competitiveness of the total compensation of the executive group was conducted by a nationally recognized compensation consulting firm. Compensation levels were compared to other comparably-sized and similarly-located thrift institutions. Base salary levels were found to be within an appropriate targeted range when compared to these institutions. Based on market data, but also reflecting strong bank and individual performance, and recognizing the extended time period since salary increases were last made to this group, the Compensation Committee is currently considering modest adjustments to base salaries for fiscal 1998. Although individual increases have not been finalized, the Committee expects that increases in the aggregate will not exceed 6% of current salary rates.

 Annual Incentive Program

  The independent review confirmed the use of annual incentive programs by all of the Company's peer institutions. It also identified the range in size of these opportunities in the marketplace. The Bank did not provide this form of compensation when it was a mutual bank due to state regulations. The identified compensation strategy contemplates the use of annual incentive compensation as the means to tie the achievement of annual strategic and operating goals with executive remuneration. Without the availability of this element of compensation, the Company's program would also not be competitive.

  Due to the significant accomplishments management has achieved in this transition year, the Committee has approved the accrual of a $300,000 incentive pool to be distributed to executive management.

  The Compensation Committee is currently developing, with the assistance of its consultant, a formal, performance-based incentive program for fiscal 1998 for the executive group.

 Long Term Incentives

  On December 26, 1996 the Company's shareholders adopted the Option Plan and the Recognition and Retention Plan for outside directors, executives and other employees. Awards of stock options and restricted stock were made to the executive officers at that time. The options are exercisable and the shares vest at the rate of 20% per year over a five year period. The Committee believes that long term incentives are the most effective way of aligning executive rewards with the creation of value for shareholders through stock appreciation. Future awards, if any, will be dependent on Company and individual performance, as well as competitive market conditions.

 Chief Executive Officer

  During fiscal 1997, and as identified in the Summary Compensation Table, the Chief Executive Officer was granted 285,000 stock options and 115,000 stock awards under the Recognition and Retention Plan. The

Compensation Committee determined these awards based on: a study of competitive practices of other comparable institutions, its philosophy on the importance of emphasizing equity participation, and its evaluation of the CEO's long term contribution to the Company's performance. The Committee sought to recognize the CEO's successful efforts in building a high-quality institution and management team capable of becoming a public company and his ability to manage the ongoing transition and future direction that will focus on quality, growth and profitability, and maximizing shareholder returns.

                                          COMPENSATION COMMITTEE OF DIME
                                           COMMUNITY BANCORP, INC.

                                          George L. Clark, Jr., Chairman
                                          Fred P. Fehrenbach, Member
                                          Stanley Meisels, Member
                                          Louis V. Varone, Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee consists of Messrs. Clark, Fehrenback, Meisels and Varone. There are no other interlocks, as defined under the rules and regulations of the SEC, between the members of the Compensation Committee and or executive officers of the Company and corporations with respect to which such persons are affiliated, or otherwise.

PERFORMANCE GRAPH

  Pursuant to the regulations of the SEC, the graph below compares the performance of the Company with that of the total return for the Nasdaq Stock Market, United States and for all thrift stocks as reported by SNL Securities L.C. from June 26, 1996, the date of the Conversion, through June 30, 1997. On June 26, 1996, the Bank completed the Conversion and the Company offered 14,547,500 shares of Common Stock at a subscription price of $10.00 per share. Immediately thereafter, the Common Stock began trading on the Nasdaq Stock Market. The graph assumes the reinvestment of dividends in additional shares of the same class of equity securities as those listed below.
                                     LOGO
  THERE CAN BE NO ASSURANCE THAT STOCK PERFORMANCE WILL CONTINUE INTO THE FUTURE WITH THE SAME OR SIMILAR TRENDS TO THOSE DEPICTED IN THE GRAPH ABOVE.

DIRECTORS' COMPENSATION

  Fee Arrangements. Currently, each non-officer director ("Outside Director") of the Company receives an annual retainer of $15,000 and a fee of $1,000 per meeting of the Company or the Bank attended. All committee members receive a fee of $400 for attendance at each committee meeting of the Company or the Bank. If both the Company's and the Bank's Boards of Directors or corresponding committees of the Company and the Bank meet on the same day, such directors only receive one fee, paid by the Bank.

  Directors' Retirement Plan. The Company has adopted a non-qualified Retirement Plan for Outside Directors of the Company and the Bank (the "Directors' Retirement Plan"), which will provide benefits to each eligible Outside Director commencing on his termination of Board service at or after age 65. An eligible Outside Director retiring at or after age 65 will be paid an annual retirement benefit equal to the amount of the aggregate compensation for services as a director (excluding stock compensation) paid to him for the twelve-month period immediately prior to his termination of Board service, multiplied by a fraction, the numerator of which is the number of his years of service as an Outside Director (including service as a director or trustee of the Bank or any predecessor) and the denominator of which is 10. An individual who terminates Board service after having served as an Outside Director for 10 years may elect to begin collecting benefits under the Directors' Retirement Plan at or after attainment of age 50, but the annual retirement benefits payable to him will be reduced pursuant to the Plan's early retirement reduction formula to reflect the commencement of benefit payments prior to age
65. An Outside Director may elect to have his benefits distributed in any one of the following forms: (i) a single life annuity; (ii) a 50% or 100% joint and survivor annuity; or (iii) a single life annuity with a 5, 10, or 15 year guaranteed term. In the event an Outside Director dies prior to the commencement of benefit payments under the Directors' Retirement Plan, a 50% survivor annuity will automatically be paid to his surviving spouse, unless the decedent has elected otherwise.

  Option Plan and RRP. The Option Plan and RRP were adopted by the Board of Directors of the Company and subsequently approved by the Company's shareholders at the annual meeting held on December 17, 1996 (the "1996 Annual Meeting"). On December 26, 1996, the effective date of the Option Plan, each Outside Director of the Company and the Bank was granted a non-qualified stock option to purchase 39,675 shares of Common Stock. These options are scheduled to vest at the rate of 20% per year over a five-year period and will become immediately exercisable upon a director's death or disability. If the proposed amendments to the Option Plan are approved by shareholders, these options will also become immediately exercisable upon the "retirement" of the director or a "change in control" of the Company, as such terms are defined in the Option Plan. Similarly, on December 26, 1996, the effective date of the RRP, restricted stock awards were granted to each director with respect to 15,870 shares of Common Stock. These awards are also scheduled to vest in 20% increments over a five-year period beginning on February 1, 1998, with accelerated vesting to occur in the event of the director's death or disability. If the proposed amendments to the RRP are approved by shareholders, awards made under this Plan will also become automatically vested upon the "retirement" of the director or a "change of control" of the Company as such terms are defined in the RRP.

  For complete descriptions of the Option Plan and RRP and the proposed amendments to these Plans, see "Proposal 2" and "Proposal 3."

EXECUTIVE COMPENSATION

  Cash Compensation. The following table sets forth the cash compensation paid by the Bank for services rendered in all capacities during the fiscal years ended June 30, 1997, June 30, 1996 and June 30, 1995 to the executive officers of the Bank who received salary plus bonus during the fiscal year ended June 30, 1997 in excess of $100,000 ("Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                               LONG TERM COMPENSATION
                                                       ---------------------------------------
                         ANNUAL COMPENSATION(1)              AWARDS       PAYOUTS
                   ----------------------------------- ------------------ -------
       (A)         (B)     (C)      (D)       (E)         (F)       (G)     (H)       (I)
                                                       RESTRICTED
    NAME AND                              OTHER ANNUAL   STOCK             LTIP    ALL OTHER
    PRINCIPAL                      BONUS  COMPENSATION   AWARDS   OPTIONS PAYOUTS COMPENSATION
    POSITIONS      YEAR SALARY($) ($)(2)     ($)(3)      ($)(4)   (#)(5)  ($)(6)     ($)(7)
    ---------      ---- --------- ------- ------------ ---------- ------- ------- ------------
Vincent F.
 Palagiano,        1997 $450,000      --      --       $1,667,500 285,000   --      $199,470
 Chairman of the
 Board and
 Chief Executive   1996  425,000      --      --              --      --    --        29,553
 Officer           1995  380,000      --      --              --      --    --        24,288
Michael P.
 Devine,           1997 $340,000      --      --       $1,087,500 190,000   --      $140,685
 President and
 Chief Operating   1996  320,000      --      --              --      --    --        23,184
 Officer           1995  287,500      --      --              --      --    --        17,988
Kenneth J. Mahon,  1997 $178,000      --      --         $797,500 130,000   --       $59,133
 Executive Vice
 President, Chief
 Financial
 Officer and       1996  170,500  $32,600     --              --      --    --        14,961
 Secretary         1995  156,500   22,500     --              --      --    --        10,878
Timothy B. King,   1997 $ 96,000  $11,000     --         $417,455  50,000   --        26,875
 First Vice
  President and    1996   88,500   17,000     --              --      --    --         8,633
  Treasurer        1995   82,000   11,850     --              --      --    --         5,824

--------
(1) Under Annual Compensation, the column titled "Salary" includes base salary, amounts deferred under the Bank's 401(k) plan and payroll deductions for health insurance under the Bank's health insurance plan.
(2) Prior to its conversion from a New York state chartered mutual savings bank to a federal mutual savings bank in November, 1995, the Bank was generally prohibited by state law from awarding bonuses to officers who were also Board members.
(3) For 1997, there were no: (a) perquisites with an aggregate value for any named individual in excess of the lesser of $50,000 or 10% of the total of the individual's salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.
(4) Includes the following shares granted to each Executive Officer pursuant to the RRP approved by shareholders at the 1996 Annual Meeting: Mr. Palagiano, 115,000 shares; Mr. Devine, 75,000 shares; Mr. Mahon 55,000 shares and Mr. King, 28,790 shares. The value of the shares awarded as shown in the table above is based on a per share price of $14.50, the final quoted sales price of a share on the date of the award. Stock awards vest in five equal installments on each February 1 following the first, second, third, fourth and fifth anniversaries of the grant date, subject to earlier vesting upon termination of employment. In the case of termination due to death or disability, all shares granted become immediately vested. For a description of the plan as proposed to be amended, see "Proposal 3."
(5) Includes the following shares subject to options granted to each Executive Officer pursuant to the Option Plan approved by shareholders at the 1996 Annual Meeting: Mr. Palagiano, 285,000; Mr. Devine, 190,000; Mr. Mahon, 130,000; and Mr. King, 50,000. At June 30, 1997, none of the options held by the Executive Officers under the Option Plan to purchase shares of Common Stock at the exercise price of $14.50 per share were exercisable. On December 26, 1997, 20% of the options granted to the Executive Officers will first become exercisable. The options granted under the Option Plan are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended ("Code") to the maximum extent possible and any options that do not so qualify will constitute non-qualified stock options. The Option Plan provides for options to become exercisable in five equal installments on the first, second, third, fourth and fifth anniversaries of the grant date and to generally remain exercisable until the tenth anniversary of the grant date, subject to earlier expiration upon termination of employment. In the case of termination due to death or disability, all options granted become immediately exercisable. For a description of the plan as proposed to be amended, see "Proposal 2."
(6) During the fiscal year ended June 30, 1997, neither the Bank nor the Company maintained any long-term incentive plans ("LTIP").
(7) Includes (i) the dollar value of premiums, if any, paid by the Bank with respect to term life insurance (other than group term insurance coverage under a plan available to substantially all salaried employees) for the benefit of the executive officer and (ii) the Bank's contributions on behalf of the executive officer to the Bank's 401(k) plan and the ESOP and the defined contribution portion of the Bank's Benefit Maintenance Plan ("BMP"). See "--Benefits--Retirement Plan," "--401(k) Plan," "--Benefit Maintenance Plan" and "--Employee Stock Ownership Plan and Trust."

EMPLOYMENT AGREEMENTS

  Each of the Company and the Bank is a party to an Employment Agreement with each of Messrs. Palagiano, Devine and Mahon ("Senior Executives"). These Employment Agreements establish the respective duties and compensation of the Senior Executives and are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of the Senior Executives.

  The Employment Agreements provide for three-year terms. The Bank's Employment Agreements provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Bank's Board of Directors may agree, after conducting a performance evaluation of the Senior Executive, to extend its Employment Agreements for an additional year, so that the remaining terms shall be three years. The Company's Employment Agreements provide for automatic daily extensions such that the remaining terms of the Employment Agreements shall be three years unless written notice of non-renewal is given by the Board of Directors or the Senior Executive.

  The Employment Agreements provide for termination by the Bank or the Company at any time for cause as defined in the Employment Agreements. In the event the Bank or the Company chooses to terminate the Senior Executive's employment for reasons other than for cause, or in the event of the Senior Executive's resignation from the Bank and the Company for "good reason" as defined in the Employment Agreements, the Senior Executive or, in the event of death, his beneficiary, would be entitled to a lump sum cash payment in an amount equal to the remaining base salary and bonus payments due to the Senior Executive and the additional contributions or benefits that would have been earned under any employee benefit plans of the Bank or the Company during the remaining terms of the Employment Agreements and payments that would have been made under any incentive compensation plan during the remaining terms of the Employment Agreements. The Senior Executive would also have the right to receive a lump sum cash payment of benefits to which the Senior Executive is entitled under the Bank's BMP. The Bank and the Company would also continue the Senior Executive's life, health and disability insurance coverage for the remaining terms of the Employment Agreements. "Good reason" for purposes of the Employment Agreements generally means (i) assignment of duties inconsistent with the Senior Executive's status or a substantial adverse alteration in the nature or status of responsibilities or a requirement to report to a different position, (ii) reduction in annual base salary (unless mandated at the initiation of applicable regulatory authority), (iii) failure to pay compensation or deferred compensation when due unless inadvertent, immaterial and cured after notice, (iv) failure to continue in effect compensation plans material to total compensation (or substitute plans) with respect to the Senior Executive or to fail to provide certain benefits or materially reduce benefits (unless mandated at the initiation of applicable regulatory authority), (v) failure of the Bank to obtain a satisfactory agreement from a successor to assume and agree to perform the Employment Agreements, (vi) any purported termination by the Bank not for cause or disability, (vii) any or no reason during the period of 60 (sixty) days beginning on the first anniversary of the effective date of a change of control, as defined in the Employment Agreement, (viii) a change in the majority of the Board, unless approved by a vote of at least two-thirds of the members of the Board at the time the Employment Agreements were entered into or members elected or nominated by such members, (ix) a relocation of the Senior Executive's principal place of employment outside of the New York metropolitan area or (x) a material breach of the Employment Agreements, unless cured within 30 days. In general, for purposes of the Employment Agreements, a "change of control" will generally be deemed to occur when a person or group of persons acting in concert acquires beneficial ownership of 25% or more of any class of equity security, such as Common Stock of the Company or the Bank, or in connection with mergers or consolidations of assets or contested election of directors which results in a change of control of the majority of the Board of Directors of the Company or the Bank or liquidation or sale of substantially all the assets of the Company or the Bank.

  Payments to the Senior Executives under the Bank's Employment Agreements will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company's Employment Agreements would be made by the Company. To the extent that payments under the Company's Employment Agreements and the Bank's Employment Agreements are duplicative, payments due under the

Company's Employment Agreements would be offset by amounts actually paid by the Bank. Senior Executives would be entitled to reimbursement of certain costs incurred in interpreting or enforcing the Employment Agreements up to $50,000 for each Senior Executive.

  Cash and benefits paid to a Senior Executive under the Employment Agreements together with payments under other benefit plans following a "change of control" of the Bank or the Company may constitute an "excess parachute" payment under Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and the Bank. The Company's Employment Agreements include a provision indemnifying each Senior Executive on an after-tax basis for any "golden parachute" excise taxes.

EMPLOYEE RETENTION AGREEMENTS

  The Bank and the Company have entered into Employee Retention Agreements with twenty-one additional employees including the following five executive officers: Messrs. Castelli, King, Messana, Pucella and Varriale ("Contract Employee" or "Contract Employees"). The purpose of the Retention Agreements is to secure the Contract Employees' continued availability and attention to the Bank's affairs, relieved of distractions arising from the possibility of a corporate change of control. The Retention Agreements do not impose an immediate obligation on the Bank to continue the Contract Employees' employment but provide for a period of assured employment ("Assurance Period") following the change of control of the Bank or the Company. The Retention Agreements provide for initial Assurance Periods of one or two years commencing on the date of a change of control. The Bank and the Company entered into Employee Retention Agreements with an initial Assurance Period of two years with each of the five officers listed above. The applicable Assurance Periods will be automatically extended on a daily basis under the Retention Agreements until written notice of non-extension is given by the Bank or the Contract Employee, in which case the Assurance Period would end on the first or second anniversary of the date such notice is given.

  If, upon a change of control, or within twelve months of, and in connection with, a change of control, a Contract Employee is discharged without "cause" (as defined in the Retention Agreements) or voluntarily resigns within one year following a material adverse change in position, duties or salary or due to a material breach of the Retention Agreement by the Bank or the Company, the Contract Employee (or, in the event of his death, his estate) would be entitled to a lump sum cash payment equal to the remaining base salary and bonus payments due during the Assurance Period plus any additional contributions and benefits that the Contract Employee would have earned under the Bank's or the Company's employee benefit plans during the Assurance Period. Each Contract Employee's life, health, and disability coverage would also be continued during the Assurance Period. The total amount of termination benefits payable to each Contract Employee under the Retention Agreements is limited to three times the Contract Employee's average total compensation for the prior five years. Payments to the Contract Employees under their respective Retention Agreements are guaranteed by the Company to the extent that the required payments are not made by the Bank.

BENEFITS

  Retirement Plan. The Bank maintains a non-contributory, tax-qualified defined benefit pension plan (the "Retirement Plan") for eligible employees. All salaried employees at least age 21 who have completed at least one year of service are eligible to participate in the Retirement Plan. The Retirement Plan provides for a benefit for each participant, including the Named Executive Officers, equal to 2% of the participant's average annual basic earnings multiplied by the participant's years (and any fraction thereof) of eligible employment (up to a maximum of 30 years). Such benefit is not reduced by a Social Security offset. A participant is fully vested in his or her benefit under the Retirement Plan after five years of service. The Retirement Plan is funded by the Bank on an actuarial basis and all assets are held in trust by the Retirement Plan trustee.

  The following table illustrates the annual benefit payable upon normal retirement at age 65 (in single life annuity amounts with no offset for Social Security benefits) at various levels of compensation and years of service under the Retirement Plan and the BMP.

                                  YEARS OF SERVICE
                     -------------------------------------------------------
REMUNERATION(1)         15          20         25          30        35(4)
---------------      --------    --------    -------    --------    --------
150,000(2).......... $ 45,000    $ 60,000    $75,000    $ 90,000    $ 90,000
175,000(2)..........   52,500      70,000     87,500     105,000     105,000
200,000(2)..........   60,000      80,000    100,000     120,000     120,000
225,000(2)..........   67,500      90,000    112,500     135,000(3)  135,000(3)
250,000(2)..........   75,000     100,000    125,000(3)  150,000(3)  150,000(3)
300,000(2)..........   90,000     120,000    150,000(3)  180,000(3)  180,000(3)
350,000(2)..........  105,000     140,000(3) 175,000(3)  210,000(3)  210,000(3)
400,000(2)..........  120,000     160,000(3) 200,000(3)  240,000(3)  240,000(3)
450,000(2)..........  135,000(3)  180,000(3) 225,000(3)  270,000(3)  270,000(3)
500,000(2)..........  150,000(3)  200,000(3) 250,000(3)  300,000(3)  300,000(3)
550,000(2)..........  165,000(3)  220,000(3) 275,000(3)  330,000(3)  330,000(3)

--------
(1) The Retirement Plan does not provide a deduction for Social Security benefits and there are no other offsets to benefits.
(2) Annual Compensation taken into account under the Retirement Plan for the fiscal year of the Retirement Plan beginning on October 1, 1997, cannot exceed $160,000 (as adjusted for subsequent years pursuant to the Code provisions). Benefits in excess of the limitation are provided through the BMP.
(3) For the fiscal year of the Retirement Plan beginning on October 1, 1997, the maximum annual benefit payable under the Retirement Plan cannot exceed $125,000 (as adjusted for subsequent years pursuant to the Code provisions). Benefits in excess of the limitations are provided through the BMP. See "--Benefit Maintenance Plan."
(4) The maximum years of service credited for benefit purposes is 30 years.

  The following table sets forth the years of credited service and the average annual basic earnings (as defined above) determined as of September 30, 1997 for each of the Named Executive Officers.

                                   YEARS OF CREDITED SERVICE
                                   -------------------------        AVERAGE
                                      YEARS         MONTHS      ANNUAL EARNINGS
                                   ------------  -------------  ---------------
      Vincent F. Palagiano........            27             0     $403,333
      Michael P. Devine...........            26             2     $305,000
      Kenneth J. Mahon............            17             2     $163,667
      Timothy B. King.............            14             5     $ 85,333

  401(k) Plan. The Bank maintains the 401(k) Plan, which is a tax-qualified defined contribution plan which permits salaried employees with at least one year of service to make pre-tax salary deferrals under Section 401(k) of the Code. Salary deferrals are made by election and are limited to 9% of compensation up to $160,000 (for 1997), or to a limit imposed under the Code ($9,500 for 1997). It is anticipated that employees will not be able to defer amounts in 1997 because of limitations on contributions to all plans under the Internal Revenue Code. Employees are fully vested in their salary deferrals, and become 25% vested in the Bank's contribution after two years, and an additional 25% vested in each of the next three years. Employees select the investments made with their account balances from a fixed menu of options. Effective January 1, 1997, the 401(k) Plan was amended whereby participant contributions were no longer permitted. The elimination of participant contributions to the plan resulted from participants receiving virtually all of their allowable benefits under Section 415 of the Internal Revenue Code from other tax-qualified benefit plans of the Bank or the Company.

  The Plan permits participating employees to elect to invest all or any part of their 401(k) Plan account balances in Common Stock. Common Stock held by the 401(k) Plan may be newly issued or treasury shares acquired from the Company or outstanding shares purchased on the open market or in privately negotiated transactions. All Common Stock held by the 401(k) Plan will be held by an independent trustee and allocated to the accounts of individual participants. Participants will control the exercise of voting and tender rights relating to Common Stock held in their accounts.

  Employee Stock Ownership Plan and Trust. The Company has established, and the Bank has adopted, for the benefit of eligible employees, an ESOP and related trust. All salaried employees of the Bank or the Company are eligible to become participants in the ESOP. The ESOP purchased 1,163,800 shares of Common Stock issued in connection with the Conversion. In order to fund the ESOP's purchase of such Common Stock, the ESOP borrowed funds from the Company to pay the aggregate purchase price of Common Stock. This loan is for a term of 10 years, bears interest at the rate of 8% per annum and calls for level annual payments of principal and interest designed to amortize the loan over its term, except that payments in any year may be deferred, in whole or in part, in prescribed circumstances. Prepayments are also permitted.

  Shares purchased by the ESOP were pledged as collateral for the loan and are held in a suspense account until released for allocation among participants in the ESOP as the loan is repaid. The pledged shares will be released annually from the suspense account in an amount proportional to the repayment of the ESOP loan for each plan year. The released shares will be allocated among the accounts of participants on the basis of the participant's compensation for the calendar year preceding allocation. Benefits generally become vested at the rate of 25% per year after two years with 100% vesting after five years of service. Participants also become immediately vested upon termination of employment due to death, retirement at age 65, permanent disability or upon the occurrence of a change of control. Forfeitures will be reallocated among remaining participating employees, in the same proportion as contributions. Vested benefits may be paid in a single sum or installment payments and are payable upon death, retirement at age 65, disability or separation from service.

  The ESOP Committee may instruct the unrelated corporate trustee regarding investment of funds contributed to the ESOP. The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock as long as such vote is in accordance with the provisions of ERISA. The ESOP may purchase additional shares of Common Stock in the future.

  Benefit Maintenance Plan. The BMP provides eligible employees with benefits that would be due under the Retirement Plan, ESOP and 401(k) Plan, if such benefits were not limited under the Code. BMP benefits provided with respect to the Retirement Plan are reflected in the pension table. See "--Benefits-- Retirement Plan." BMP benefits provided to the Named Executive Officers for the fiscal year ended June 30, 1997 with respect to the 401(k) Plan and ESOP are included in the Summary Compensation Table under the column "All Other Compensation." See "--Executive Compensation--Cash Compensation."

  Stock Option Plan. The Board of Directors of the Company has adopted the Dime Community Bancorp, Inc. 1996 Stock Option Plan for Outside Directors, Officers and Employees which was approved by shareholders at the 1996 Annual Meeting. Amendments to the Option Plan are subject to the approval of the shareholders of the Company at the Annual Meeting. For a description of this plan, see "Proposal 2."

  Recognition and Retention Plan. The Board of Directors of the Company has adopted the Recognition and Retention Plan for Outside Directors, Officers and Employees of Dime Community Bancorp, Inc. which was approved by shareholders at the 1996 Annual Meeting. Amendments to the RRP are subject to the approval of the shareholders at the Annual Meeting. For a description of this plan, see "Proposal 3."

  The following table summarizes the grants of stock options that were made to the Named Executive Officers during fiscal 1997.

                    OPTION / SAR GRANTS IN FISCAL YEAR 1997

                                         INDIVIDUAL GRANTS
                         --------------------------------------------------
                                                                            POTENTIAL REALIZABLE
                                       PERCENT OF                             VALUE AT ASSUMED
                                         TOTAL                                 ANNUAL RATE OF
                          NUMBER OF     OPTIONS/                                 STOCK PRICE
                          SECURITIES      SARS                                APPRECIATION FOR
                          UNDERLYING   GRANTED TO                                OPTION TERM
                         OPTIONS/SARS EMPLOYEES IN  EXERCISE OR             ---------------------
                           GRANTED    FISCAL YEAR   BASE PRICE   EXPIRATION     5%        10%
   NAME                     (#)(1)        (%)      ($ PER SHARE)    DATE       ($)        ($)
   ----                  ------------ ------------ ------------- ---------- ---------- ----------
Vincent F. Palagiano....   285,000        29.8%       $14.50      12/26/06  $2,598,907 $6,586,140
Michael P. Devine.......   190,000        19.9%       $14.50      12/26/06  $1,732,604 $4,390,760
Kenneth J. Mahon........   130,000        13.6%       $14.50      12/26/06  $1,185,466 $3,004,204
Timothy B. King.........    50,000         5.2%       $14.50      12/26/06  $  455,948 $1,155,463

--------
(1) All options granted become exercisable in five equal installments on the first, second, third, fourth, and fifth anniversaries of the grant date and generally remain exercisable until the tenth anniversary of the grant date, subject to earlier expiration upon termination of employment. In the case of termination due to death or disability, all Options granted become immediately exercisable. If the Option Plan Amendments are approved by shareholders, these options will also become immediately exercisable upon an option holder's "retirement" or a "Change in Control" of the Company, as such terms are defined in the Option Plan. See "--Option Plan."

  The following table provides certain information with respect to the number of shares of Common Stock acquired through the exercise of, or represented by outstanding, stock options held by the Named Executive Officers on June 30, 1997. Also reported is the value for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the closing sale price of the Common Stock of $20.00 per share at fiscal year end, June 30, 1997.

                               NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                              UNDERLYING UNEXERCISED         IN-THE-MONEY
                              OPTIONS/SARS AT FISCAL    OPTIONS/SARS AT FISCAL
                                 YEAR-END (1) (2)              YEAR-END
                                         #                        ($)
         NAME                EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
         ----                ------------------------- -------------------------
      Vincent F. Palagiano.         0 / 285,000             0 / $1,567,500
      Michael P. Devine....         0 / 190,000             0 / $1,045,000
      Kenneth J. Mahon.....         0 / 130,000               0 / $715,000
      Timothy B. King......          0 / 50,000               0 / $275,000

--------
(1) None of the Named Executive Officers exercised options during the fiscal year ended June 30, 1997.
(2) None of the outstanding stock options held by the Named Executive Officers were exercisable as of June 30, 1997.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

  The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank has made loans or extended credit to executive officers and also to certain persons related to executive officers and directors. All such loans were made by the Bank in the ordinary course of business and were not made with more favorable terms nor involved more than the normal risk of collectibility or presented unfavorable features. The outstanding principal balance of such loans to executive officers and associates of executive officers or directors totaled $313,527, or 0.21% of the Bank's total equity as of August 31, 1997. The Company intends that all transactions in the future between the Company and its executive officers, directors, holders of 10% or more of the shares of any class of its Common Stock and affiliates thereof, similarly will contain terms no less favorable to the Company than could have been obtained by it in arm's-length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

  Messrs. Curtin and Farrell are partners in the law firm of Conway, Farrell, Curtin & Kelly, P.C., which the Bank retains to provide certain legal services. In the fiscal years ended June 30, 1997, 1996 and 1995, the Bank paid this firm $176,000, $126,000 and $255,000, respectively, for legal services provided during such periods. In addition, the firm received fees in the amount of approximately $1,034,000, $586,000 and $321,000 from third parties pursuant to its representation of the Bank in loan closings and other legal matters for each of the fiscal years ended June 30, 1997, 1996 and 1995, respectively.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of Common Stock, to file with the SEC reports of ownership and changes of ownership. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

                                  PROPOSAL 2

                         APPROVAL OF AMENDMENTS TO THE
              DIME COMMUNITY BANCORP, INC. 1996 STOCK OPTION PLAN
                 FOR OUTSIDE DIRECTORS, OFFICERS AND EMPLOYEES

GENERAL PLAN INFORMATION

  The Company's Board of Directors adopted the Dime Community Bancorp, Inc. 1996 Stock Option Plan For Outside Directors, Officers and Employees on October 8, 1996, subject to approval by the shareholders, and the shareholders approved the Plan on December 17, 1996 with an effective date of December 26, 1996 ("Effective Date"). Pursuant to regulations of the Office of the Thrift Supervision (the "OTS") applicable to stock option plans established or implemented within one year following the completion of a mutual-to-stock conversion, the Option Plan contained certain restrictions and limitations, including among others, provisions requiring the vesting of options granted to occur no more rapidly than ratably over a five year period and the resultant prohibition against accelerated vesting of option grants upon retirement of the optionee or the occurrence of a Change in Control (as defined in the Option Plan) of the Company. In addition, OTS ruling positions may restrict the Company's ability to implement anti-dilutive provisions contained in the Option Plan that would apply in the event that an extraordinary dividend, including a nontaxable return of capital, is to be paid to shareholders and limits the Board's ability to cancel and make payment for Options at the time of a merger, consolidation or other business reorganization to Options which are exercisable at that time.

  OTS ruling positions permit the elimination of the provisions of the Option Plan which reflect the restrictions and limitations described above, provided that shareholder approval therefor is obtained more than one year following the completion of the mutual-to-stock conversion. The Board of Directors has adopted amendments to the Option Plan, subject to approval by shareholders of the Company, for the purpose of eliminating such restrictions and limitations (these changes to the Option Plan are collectively referred to herein as "Option Plan Amendments"). The Option Plan Amendments do not increase the number of shares reserved for issuance under the Plan, decrease the price per share at which Options may be granted under the Plan or alter the classes of individuals eligible to participate in the Plan. In the event that the Option Plan Amendments are not approved by shareholders at the Annual Meeting, the Option Plan Amendments will not take effect, but the Option Plan will remain in effect. The principal provisions of the Option Plan, as it would be amended by the

Option Plan Amendments, are described below. The full text of the Option Plan Amendments is set forth as Appendix A to this Proxy Statement, to which reference is made, and the summary of Option Plan Amendments provided below is qualified in its entirety by such reference.

PURPOSE OF THE OPTION PLAN

  The purpose of the Option Plan is to promote the growth and profitability of the Company, to provide certain outside directors, key officers and employees of the Company and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in the Company. The Option Plan provides for the grant of options to purchase common stock of the Company ("Options") to certain outside directors, officers and employees of the Company.

DESCRIPTION OF THE OPTION PLAN

  Administration. A Committee consisting of members of the Compensation Committee of the Board (or any successor committee) or such other committee as the Board may designate ("Committee") administers the Option Plan. Such Committee is comprised of at least two directors of the Company, and all directors on the Committee are "outside directors" (as that term is defined under Section 162(m) of the Code) and "disinterested directors" (as such term is defined under section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder) who are not currently employees of the Company, the Bank or any affiliate. The Committee will determine, within the limitations of the Option Plan, the officers and employees of the Company or Bank ("Eligible Employees") to whom Options will be granted, the number of shares subject to each Option, the terms of such Options for Eligible Employees (including provisions regarding exercisability and acceleration of exercisability) and the procedures by which the Options may be exercised. Subject to certain specific limitations and restrictions set forth in the Employee Option Plan, the Committee has full and final authority to interpret the Option Plan, to prescribe, amend and rescind rules and regulations, if any, relating to the Option Plan and to make all determinations necessary or advisable for the administration of the Option Plan. The costs and expenses of administering the Option Plan will be borne by the Company.

  Stock Subject to the Option Plan. The Company has reserved 1,454,750 Shares for issuance upon exercise of Options. A maximum of 436,425 Shares may be granted to directors who are not employees or officers of the Company or the Bank ("Eligible Directors") and a maximum of 1,018,325 Shares may be granted to Eligible Employees. Such Shares may be authorized and unissued shares or shares previously issued and reacquired by the Company. Any Shares subject to grants under the Option Plan which expire or are terminated, forfeited or canceled without having been exercised or vested in full, shall again be available for purposes of the Option Plan. As of June 30, 1997, the aggregate fair market value of the Shares reserved for issuance was $29,095,000, based on the closing sales price per share of Common Stock of $20.00 on the Nasdaq Stock Market as of such date.

  Eligibility. Any employee of the Company (or a participating affiliate) who is selected by the Committee is eligible to participate in the Option Plan as an "Eligible Employee." As of June 30, 1997, there were 38 Eligible Employees who had been granted Options. On the effective date of the Option Plan, each Eligible Director was granted an Option to purchase 39,675 shares. Each of these Options have an exercise price of $14.50, which equals the fair market value of a Share on the date the Options were granted. On the first anniversary of the grant date and continuing for each consecutive anniversary date occurring thereafter, 20% of the total number of Shares subject to the Option will become exercisable.

  Terms and Conditions of Options. The Option Plan provides for the grant of Options which qualify for favorable federal income tax treatment as "incentive stock options" ("ISOs") and for non-qualified stock options which do not so qualify ("NQSOs"). Eligible Directors will receive only NQSOs. Unless otherwise designated by the Committee, Options granted under the Option Plan to Eligible Employees will be ISOs, that will be exercisable at a price per Share equal to the fair market value of a Share on the date of the Option grant. In general, ISOs will be exercisable for a period of ten years after the date of grant (or for a shorter period ending three months after the option holder's termination of employment for reasons other than disability or discharge for cause); one year after termination of employment due to disability; or immediately upon termination for cause. In no event may an Option be granted with an exercise price per Share that is less than the fair market value of a Share when the Option is granted, or for a term exceeding ten years from the date of grant.

  Currently, the Option Plan requires that Options granted to Eligible Employees or Eligible Directors become exercisable no more rapidly than ratably over a five-year period (with acceleration only upon death or disability) and would prohibit the accelerated vesting of Options upon retirement or a Change in Control (as such terms are defined in the Option
Plan). As permitted by OTS ruling positions, the Option Plan Amendments would eliminate these requirements, both with respect to outstanding Options and any Options that may be granted in the future. Pursuant to the Option Plan, as amended by the Option Plan Amendments, upon a Change in Control or retirement, all Options granted to such Eligible Employee or Eligible Director that are outstanding as of the date of such person's retirement or a Change in Control will automatically become fully vested and exercisable. The amended Option Plan also permits the Committee to establish a vesting schedule that is either more or less favorable than the five year vesting schedule to be applicable to an Option granted to an Eligible Employee under the Plan.

  Upon the exercise of an Option granted to an Eligible Director or Eligible Employee, the Exercise Price must be paid in full. Payment may be made in cash or in such other consideration as the Committee deems appropriate, including, but not limited to, Shares already owned by the option holder or Shares to be acquired by the option holder upon exercise of the Option.

  Adjustments for Extraordinary Dividends. Under OTS ruling positions applicable to stock benefit plans established or implemented within one year after a mutual-to-stock conversion, any adjustment in the exercise price of outstanding Options to reflect the payment of any extraordinary dividend requires the prior approval of the OTS, and the OTS will not permit a cash payment in lieu of a price adjustment, unless plan provisions authorizing these actions are approved by shareholders at least one year after the mutual-to-stock conversion. Under applicable tax regulations, the adjustment of the exercise price of outstanding Options granted to certain executive officers of the Company may, in certain circumstances, cause the Company to lose the federal income tax deduction that would otherwise be available to it upon exercise of the Option. However, the making of a cash payment would not affect the availability of the deduction. Accordingly, the Option Plan has been amended, subject to shareholder approval, to permit the Committee, on a case-by-case basis, to authorize either a price adjustment or a cash payment to an option holder to reflect the payment of an extraordinary dividend. This provision provides the Committee with necessary flexibility to maximize the tax benefits available to the Company with respect to the Option Plan.

  Adjustments for Mergers, Consolidations or Other Business
Reorganizations. Under OTS ruling positions applicable to stock benefit plans established or implemented within one year after a mutual-to-stock conversion, only outstanding Options which are exercisable at the time of a merger, consolidation or other business reorganization in which the Company is not the surviving entity may be canceled by the Board on 30 days' written notice if the Option holder receives payment. In order to permit the Board to cancel and provide payment for Options which are not exercisable, the Option Plan has been amended to permit the Board to cancel and make payments for Options, whether or not exercisable under such circumstances.

TERMINATION OR AMENDMENT OF THE OPTION PLAN

  Unless sooner terminated, the Option Plan will terminate automatically on the day preceding the tenth anniversary of the Effective Date of the Plan. The Board may suspend or terminate the Option Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. In the event of any suspension or termination of the Option Plan, all Options theretofore granted under the Option Plan that are outstanding on the date of such suspension or termination of the Option Plan will remain outstanding under the terms of the agreements granting such Options.

  Generally, the Board may amend or revise the Option Plan in whole or in part at any time, but, to the extent required to comply with applicable tax regulations, if the amendment or revision amends a material term of the Plan, such amendment or revision will be subject to approval by the shareholders of the Company. Subject to the above provisions, the Board has broad authority to amend the Option Plan to take into account changes in applicable financial institution, securities and tax laws and accounting standards, as well as other developments.

FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is intended only as a summary and does not purport to be a comprehensive description of the federal tax laws, regulations and policies affecting the Company and recipients of ISOs and NQSOs that may be granted under the Option Plan and any descriptions of the provisions of any law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a material effect on the discussion contained herein.

  There are no federal income tax consequences for the Company or the option holder at the time an ISO is granted or for the Company upon the exercise of an ISO. Upon the exercise of an ISO, the option holder does not recognize income for tax purposes but the difference between the fair market value of the Shares acquired upon exercise and the exercise price is an item of tax preference that may affect the option holder's liability for alternative minimum tax. If there is no sale or other disposition of the Shares acquired upon the exercise of an ISO within two years after the date the ISO was granted, or within one year after the exercise of the ISO, then at no time will any amount be deductible by the Company with respect to the ISO. If the option holder exercises an ISO and sells or otherwise disposes of the Shares so acquired after satisfying the foregoing holding period requirements, then he will realize a capital gain or loss on the sale or disposition. If the option holder exercises his ISO and sells or disposes of his Shares prior to satisfying the foregoing holding period requirements, then an amount equal to the difference between the amount realized upon the sale or other disposition of such Shares and the price paid for such Shares upon the exercise of the ISO will be includible in the ordinary income of such person, and such amount will ordinarily be deductible by the Company at the time it is includible in such person's income.

  With respect to the grant of NQSOs, there are no federal income tax consequences for the Company or the option holder at the date of the grant. Upon the exercise of a NQSO, an amount equal to the difference between the fair market value of the Shares to be purchased on the date of exercise and the aggregate purchase price of such Shares is generally includible in the ordinary income of the person exercising such NQSO, although such inclusion may be at a later date in the case of an option holder whose disposition of such Shares could result in liability under Section 16(b) of the Exchange Act. The Company will ordinarily be entitled to a deduction for federal income tax purposes at the time the option holder is taxed on the exercise of the NQSO equal to the amount which the option holder is required to include as ordinary income.

  Section 162(m) of the Code may limit the Company's deductions of compensation in excess of $1 million per year for the most highly paid executives named in the Company's Proxy Statement, but provides for certain exceptions to such limitations of "performance-based" compensation. The Company intends the Option Plan to comply with the requirement for an exception to Section 162(m) of the Code applicable to stock option plans so that the Company's deduction for compensation related to the exercise of Options would not be subject to the deduction limitation set forth in Section 162(m) of the Code.

  The foregoing statements are intended to summarize the general principles of current federal income tax law applicable to Options that may be granted under the Option Plan. State and local tax consequences may also be significant. Participants are advised to consult with their tax advisor as to the tax consequences of the Option Plan.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE OPTION PLAN AMENDMENTS TO THE DIME COMMUNITY BANCORP, INC. 1996 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS, OFFICERS AND EMPLOYEES.

                                  PROPOSAL 3

   APPROVAL OF AMENDMENTS TO THE RECOGNITION AND RETENTION PLAN FOR OUTSIDE
       DIRECTORS, OFFICERS AND EMPLOYEES OF DIME COMMUNITY BANCORP, INC.

GENERAL PLAN INFORMATION

  The Company's Board of Directors adopted the Recognition and Retention Plan for Outside Directors, Officers and Employees of Dime Community Bancorp, Inc. on October 8, 1996, subject to approval by the shareholders, and the shareholders approved the Plan on December 17, 1996 with an effective date of December 26, 1996 ("Effective Date"). Pursuant to regulations of the OTS applicable to stock benefit plans established or implemented within one year following the completion of a mutual-to-stock conversion, the RRP contained certain restrictions and limitations, including among others: provisions requiring the vesting of restricted stock awards to occur no more rapidly than ratably over a five year period; the resultant prohibition against accelerated vesting of restricted stock awards upon retirement of the award recipient or the occurrence of a Change of Control (as defined in the RRP) of the Company; and a prohibition against the distribution of cash dividends to a participant prior to the vesting of the underlying stock award.

  OTS ruling positions permit the elimination of the provisions of the RRP which reflect the restrictions and limitations described above, provided that shareholder approval therefor is obtained more than one year following the completion of the mutual-to-stock conversion. The Board of Directors has adopted amendments to the RRP, subject to approval by shareholders of the Company, for the purpose of eliminating such restrictions and limitations (these changes to the RRP are collectively referred to herein as "RRP Amendments"). The RRP Amendments do not increase the number of shares available for distribution under the RRP, change the RRP's eligibility requirements, or alter the types of restricted stock awards that may be made to participants in the RRP. In the event that the RRP Amendments are not approved by shareholders at the Annual Meeting, the RRP Amendments will not take effect, but the RRP will remain in effect. The principal provisions of the RRP, as it would be amended by the RRP Amendments, are described below. The full text of the RRP Amendments is set forth as Appendix B to this Proxy Statement, to which reference is made, and the summary of the RRP Amendments provided below is qualified in its entirety by such reference.

PURPOSE OF THE RRP

  The purpose of the RRP is to advance the interest of the Company and its shareholders by providing certain outside directors, officers and employees of the Company and its affiliates with an incentive to achieve corporate objectives and by attracting and retaining certain outside directors, officers and employees of outstanding competence through the award of equity interests in the Company.

DESCRIPTION OF THE RRP

  Administration. A committee comprised of at least two directors of the Company, all qualifying as "disinterested directors" (as that term is defined under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder), who are not currently employees of the Company, the Bank or any affiliates administers the RRP. The Committee determines, subject to the terms and conditions of the RRP, described below, the officers and employees to whom restricted stock awards ("Awards") will be granted, the number of Shares subject to Awards to officers and employees, and all other terms of such Awards. Subject to certain specific limitations and restrictions set forth in the RRP, the Committee has full and final authority to interpret the RRP, to prescribe, amend and rescind rules and regulations, if any, relating to the RRP and to make all determinations necessary or advisable for the administration of the RRP. The costs and expenses of administering the RRP will be borne by the Company and are not charged to any grant of an Award nor to any participating director, officer or employee.

  Stock Subject to the RRP. The Company has established a trust ("Trust") to which it contributes, from time to time, amounts of money or property determined by the Board, in its discretion. Contributions by participants are not permitted. The trustee will generally invest the assets of the Trust in Shares and in such other investments including savings accounts, time or other interest bearing deposits in or other interest bearing obligations of the Company, in such proportions as shall be determined by the Committee. However, in no event shall the assets of the Trust be used to purchase more than 581,900 Shares. As of June 30, 1997, the aggregate fair market value of the Shares authorized for the RRP was $11,638,000, based on the closing sales prices per share of $20.00 on the Nasdaq Stock Market as of such date. A maximum of 174,570 Shares may be granted to directors who are not employees or officers of the Company or the Bank ("Eligible Directors") with a maximum of 29,095 granted to any one Eligible Director.

  Eligibility. Any employee of the Company (or a participating affiliate) who is selected by the Committee is eligible to participate in the RRP as an "Eligible Employee." As of June 30, 1997, there were 31 Eligible Employees and Eligible Directors participating in the RRP. Each Eligible Director received an Award of 15,870 Shares on December 26, 1996.

  Terms and Conditions of Awards. The Committee may, in its discretion, grant Awards of restricted stock to Eligible Employees. The Committee will determine at the time of the grant the number of Shares subject to an Award and the vesting schedule applicable to the Award and may, in its discretion, establish other terms and conditions applicable to the Award.

  Pursuant to the terms of the RRP, Shares subject to Awards are held in the RRP Trust until vested. An individual to whom an Award is granted will be entitled to exercise voting rights. The Committee will exercise voting rights employees received with respect to Shares in the RRP Trust that have not been allocated as directed by the individuals eligible to participate in the RRP, whether or not such individuals have been granted an Award. Shares covered by an Award will become vested in accordance with the terms of the Award and, as soon as practicable following such vesting, the trustee will transfer the Shares to the Award recipient.

  Currently the RRP provides that for Shares covered by an Award will vest at the rate of 20% each year beginning on the February 1 following the date of grant, with full vesting to occur after five years or upon the disability or death of the option holder unless the Committee determines to impose a less favorable vesting schedule. In addition, the RRP currently provides for dividends declared and paid with respect to Shares subject to an outstanding Award to be retained in the RRP Trust until the Shares underlying the Award have vested. As permitted by OTS ruling positions, these restrictions on vesting and distribution of dividends may be removed through shareholder approval of the RRP Amendments to the RRP. Accordingly, pursuant to the RRP, as amended by the RRP Amendments, all Shares covered by an outstanding Award will become 100% vested upon the death, disability or retirement of an Award recipient or a Change of Control of the Company. The amended RRP also permits the Committee to establish a vesting schedule that is more favorable than the five year vesting schedule to be applicable to an Award made to an Eligible Employee under the Plan. In addition, pursuant to the RRP, as amended, the Committee may distribute cash payments representing dividends declared and paid on Shares, whether or not vested, covered by an Award held by a recipient under the RRP.

TERMINATION OR AMENDMENT OF THE RRP

  The Board may suspend or terminate the RRP in whole or in part at any time prior to the fifth anniversary of the Effective Date of the RRP, by giving written notice of such suspension or termination to the Committee, but the RRP may not be terminated while there are outstanding Awards that may thereafter become vested. Upon the termination of the RRP, the trustee shall make distributions from the Trust in such amounts and to such persons as the Committee may direct and shall return the remaining assets of the Trust, if any, to the Company.

  The Board may amend or revise the RRP in whole or in part at any time.

FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is intended only as a summary and does not purport to be a comprehensive description of the federal tax laws, regulations and policies affecting the company and recipients of Awards that may be granted under the RRP. Any descriptions of the provisions of any law, regulation or policy contained herein are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a material effect on the discussion contained herein. The RRP does not constitute a qualified plan under Section 401(a) of the Code.

  The grant of an Award of Shares under the RRP does not result in federal income tax consequences to either the Company or the Award recipient. Upon the vesting of an Award and distribution of the vested Shares, the Award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the Shares on the vesting date, and the Company will generally be allowed to claim a deduction, for compensation expense, in a like amount. Section 162(m) limits the Company's deductions of compensation in excess of $1 million for the most highly paid executives named in the Company's Proxy Statement. To the extent that dividends are paid with respect to unvested Shares held under the RRP and distributed to the Award recipient, such dividend amounts will likewise be includible in the ordinary income of the recipient and generally allowable as a deduction, for compensation expense to the Company. Dividends declared and paid with respect to vested Shares, as well as any gain or loss realized upon an Award recipient's disposition of the Shares, will be treated as dividend income and capital gain or loss, respectively, in the same manner for other shareholders.

  The foregoing statements are intended to summarize the general principles of current federal income tax law applicable to Awards that may be granted under the RRP. State and local tax consequences may also be significant. Participants are advised to consult with their tax advisor as to the consequences of the RRP.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE RRP AMENDMENTS TO THE RECOGNITION AND RETENTION PLAN FOR OUTSIDE DIRECTORS, OFFICERS AND EMPLOYEES OF DIME COMMUNITY BANCORP, INC.

  The following table sets forth the Options and Awards granted under the Option Plan and RRP to the individuals and groups indicated for the fiscal year ended June 30, 1997. Shareholder approval of the Amendments to these Plans, previously described in more detail, affects primarily the vesting of the Options and Awards granted pursuant to these Plans. The number of Options and Awards which have been, and will be granted, under these Plans will be unaffected by the Option Plan Amendments and the RRP Amendments.

                               NEW PLAN BENEFITS

                                              OPTION PLAN(1)       RRP(2)
                                             --------------- ------------------
               NAME/POSITION                    #    $ VALUE    #     $ VALUE
               -------------                 ------- ------- ------- ----------
Vincent F. Palagiano........................ 285,000   --    115,000 $1,667,500
 Chairman of the Board and Chief Executive
 Officer
Michael P. Devine........................... 190,000   --     75,000  1,087,500
 President and Chief Operating Officer
Kenneth J. Mahon............................ 130,000   --     55,000    797,500
 Executive Vice President, Chief Financial
 Officer and Secretary
Timothy B. King.............................  50,000   --     28,790    417,455
 First Vice President and Treasurer
All Executive Officers as a Group (8 per-    810,000   --    360,830  5,232,035
 sons)......................................
All Outside Directors as a Group (11 per-    436,425   --    174,570  2,531,265
 sons)......................................
Each Nominee for Election as Outside Direc-   39,675   --     15,870    230,115
 tor (Messrs. Bergamo, Farrell and Varone)..
All Non-Executive Employees as a Group...... 147,000   --     46,500    674,250

                                                  (footnotes on following page)

--------
(1) The Exercise Price of the Options was $14.50 per Share which was the Fair Market Value of a Share on December 26, 1996, the date of grant. The dollar value of an Option on the grant date was not readily ascertainable, and the future value, if any, will be dependent on the price of a Share in the future. The Options granted will become exercisable in 20% increments on each anniversary of the grant date, with full vesting to occur on the fifth consecutive anniversary of the grant date or upon the earlier death or disability of the Option recipient. The information provided includes 39,675 options granted to James Fox, a former director who died in May, 1997. These options became fully vested on Mr. Fox's death and will be distributed to his beneficiaries. If approved by the Company's shareholders, the Option Plan Amendments would provide for accelerated vesting to occur upon the "retirement" of the Option holder or a "Change in Control" of the Company, as such terms are defined in the Option Plan and would permit the Committee under the Option Plan to establish a different vesting schedule for Eligible Employees.
(2) On December 26, 1996, each Eligible Outside Director received an Award of 15,870 Shares under the RRP and each Eligible Employee who is an Executive Officer received an Award as shown in the above table. The dollar value of such Awards, shown in the table above, was calculated on the basis of $14.50 per Share, the Fair Market Value of a Share on the date these Awards were granted. Currently the RRP provides for these Awards to vest in 20% increments, with full vesting to occur on the fifth consecutive anniversary of the February 1st following the date of grant or upon the earlier death or disability of the Award recipient. The information provided includes an award of 15,870 Shares to James Fox, a former director who died in May, 1997. The Shares became fully vested on Mr. Fox's death and will be distributed to his beneficiaries. If approved by the Company's shareholders, the RRP Amendments would provide for accelerated vesting of these Awards to occur upon the "retirement" of the Award recipient or the date of a "Change of Control" of the Company, as such terms are defined in the RRP and would permit the Committee under the RRP to establish a different vesting schedule for Eligible Employees.

                                  PROPOSAL 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

GENERAL

  The Board of Directors has appointed the firm of Deloitte and Touche LLP to act as the Company's independent auditors for the fiscal year ending June 30, 1998, subject to ratification of such appointment by the Company's shareholders. A representative of Deloitte and Touche LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.

                                  PROPOSAL 5

        AUTHORIZATION OF THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO
              DIRECT THE VOTE OF PROXIES UPON SUCH OTHER MATTERS
         INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING AS MAY PROPERLY
            COME BEFORE THE ANNUAL MEETING, AND ANY ADJOURNMENT OR
             POSTPONEMENT THEREOF, INCLUDING, WITHOUT LIMITATION,
                    A MOTION TO ADJOURN THE ANNUAL MEETING

  The Board of Directors is not aware of any other business that may properly come before the Annual Meeting. The Board seeks the authorization of the shareholders of the Company, in the event matters incident to the conduct of the Annual Meeting properly come before the meeting, including, but not limited to, the consideration of whether to adjourn the Annual Meeting once called to order, to direct the manner in which those shares represented at the Annual Meeting by proxies solicited pursuant to this Proxy Statement shall be voted. As to all such matters, the Board intends that it would direct the voting of such shares in the manner determined by the Board, in its discretion, and in the exercise of its duties and responsibilities, to be in the best interests of the Company and its shareholders, taken as a whole.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" AUTHORIZATION OF THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO DIRECT THE VOTE OF PROXIES UPON SUCH OTHER MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING, WITHOUT LIMITATION, A MOTION TO ADJOURN THE ANNUAL MEETING.

                            ADDITIONAL INFORMATION

NOTICE OF BUSINESS TO BE CONDUCTED AT ANNUAL MEETING

  The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting or to nominate any person for election to the Board of Directors. The shareholder must be a shareholder of record and have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or received by the Secretary not later than the following dates:
(i) with respect to an annual meeting of shareholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and
(ii) with respect to an annual meeting of shareholders held at a time other than within the time periods set forth in the immediately preceding clause
(i), the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. Notice shall be deemed to first be given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act. A shareholder's notice to the Secretary shall set forth such information as required by the Bylaws of the Company. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy card relating to an annual meeting any shareholder proposal or nomination which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal or nomination is received. See "--Date For Submission of Shareholder Proposals."

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

  Any shareholder proposal intended for inclusion in the Company's proxy statement and proxy card relating to the Company's 1998 Annual Meeting of Shareholders must be received by the Company by June 8, 1998, pursuant to the proxy soliciting regulations of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy card for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to 17 C.F.R. (S)240.14a-8 of the Rules and Regulations promulgated by the SEC under the Exchange Act.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matters to be brought before the shareholders at the 1997 Annual Meeting. See "Proposal 5."

  A copy of the 1997 Annual Report to shareholders, including the consolidated financial statements prepared in conformity with generally accepted accounting principles, for the fiscal year ended June 30, 1997 accompanies this Proxy Statement. The consolidated financial statements have been audited by Deloitte and Touche LLP, whose report appears in the Annual Report. SHAREHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC (WITHOUT EXHIBITS) BY WRITING TO KENNETH A. CEONZO, DIRECTOR OF INVESTOR RELATIONS, DIME COMMUNITY BANCORP, INC., 209 HAVEMEYER STREET, BROOKLYN, NEW YORK 11211 OR BY CALLING (718) 782-6200, EXTENSION 279.

                                          By Order of the Board of Directors


                                          /s/ Kenneth J. Mahon

                                          Kenneth J. Mahon
                                          Executive Vice President, Chief
                                           Financial Officer and Secretary

Brooklyn, New York
October 6, 1997

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                                                                     APPENDIX A

                         DIME COMMUNITY BANCORP, INC.
                            1996 STOCK OPTION PLAN
                            FOR OUTSIDE DIRECTORS,
                            OFFICERS AND EMPLOYEES

                           (ADOPTED ON JULY 10, 1997
                        EFFECTIVE AS OF JUNE 27, 1997)

                                   AMENDMENT

  1. ARTICLE V--Effective as of June 27, 1997, the last sentence of section 5.3(b) shall be amended by deleting the proviso and substituting the following:

  provided, however, that such an Option shall become fully exercisable, and all optioned Shares not previously purchased shall become available for purchase, on the date of the Option holder's death or Disability or Retirement or the date of a Change in Control.

  2. Effective as of June 27, 1997, section 6.5(c) shall be amended by deleting the two provisos and adding the following:

  provided, however, that such an Option shall become fully exercisable, and all optioned Shares not previously purchased shall become available for purchase, on the date of the Option holder's death or Disability or Retirement or the date of a Change in Control; and provided, further, that the Committee may establish a different vesting schedule for any Options.

  3. ARTICLE VIII--Effective as of June 27, 1997, section 8.3(b) shall be amended in its entirety to read as follows:

    (b) In the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity, any Options granted under the Plan which remain outstanding may be cancelled as of the effective date of such merger, consolidation, business reorganization, liquidation or sale by the Board upon 30 days' written notice to the Option holder; provided, however, that on or as soon as practicable following the date of cancellation, each Option holder shall receive a monetary payment in such amount, or other property of such kind and value, as the Board determines in good faith to be equivalent in value to the Options that have been cancelled.

  4. ARTICLE VIII--Effective as of December 26, 1996, section 8.3(c) shall be amended in its entirety to read as follows:

    (c) In the event that the Company shall declare and pay any dividend with respect to Shares (other than a dividend payable in Shares) which results in a nontaxable return of capital to the holders of Shares for federal income tax purposes or otherwise than by dividend makes distribution of property to the holders of its Shares, the Company shall, in the discretion of the Committee, either:

      (i) make an equivalent payment to each Person holding an outstanding Option as of the record date for such dividend. Such payment shall be made at substantially the same time, in substantially the same form and in substantially the same amount per optioned Share as the dividend or other distribution paid with respect to outstanding Shares; provided, however, that if any dividend or distribution on outstanding Shares is paid in property other than cash, the Company, in the Committee's discretion, may make such payment in a cash amount per optioned Share equal in fair market value to the fair market value of the non-cash dividend or distribution; or

      (ii) adjust the Exercise Price of each outstanding Option in such manner as the Committee may determine to be appropriate to equitably reflect the payment of the dividend; or

      (iii) take the action described in section 8.3(c) with respect to certain outstanding Options and the action described in with respect to the remaining outstanding Options;

  provided, however, that no such action shall be taken without the approval of the Office of Thrift Supervision until the stockholders of the Company have voted to approve the provisions of this section 8.3(c) in a vote taken after June 26, 1997.

                                                                     APPENDIX B

                        RECOGNITION AND RETENTION PLAN
                            FOR OUTSIDE DIRECTORS,
                           OFFICERS AND EMPLOYEES OF
                         DIME COMMUNITY BANCORP, INC.

                           (ADOPTED ON JULY 10, 1997
                        EFFECTIVE AS OF JUNE 27, 1997)

                                   AMENDMENT

  1. ARTICLE II--Effective as of June 27, 1997, the following new section 2.19 shall be added and following sections shall be renumbered accordingly:

    Section 2.19 Retirement means retirement at or after the normal or early retirement date set forth in any tax-qualified plan of the Bank.

  2. ARTICLE VI--Effective as of June 27, 1997, the first sentence of section 6.5(a) shall be amended to read in its entirety as follows:

  Any cash dividends or distributions declared and paid with respect to Shares in the Trust Fund that are, as of the record date for such dividend, allocated to an Eligible Director or Eligible Employee in connection with an Award shall be promptly paid to such Eligible Director or Eligible Employee.

  3. Effective as of June 27, 1997, section 7.1 shall be amended by deleting the last proviso and substituting the following:

  and provided, further, an Award shall become 100% vested upon the Award holder's death or Disability or Retirement or the date of a Change in Control.

  4. ARTICLE VII--Effective as of June 27, 1997, section 7.2 shall be amended by deleting the last proviso and substituting the following:

  provided, however, that an Award shall become fully vested on the date of the Award holder's death or Disability or Retirement or the date of a Change in Control; and provided, further, that the Committee may establish a different vesting schedule for any Awards.

  5. ARTICLE VIII--Effective as of June 27, 1997, section 8.3(c) shall be deleted in its entirety.

                                REVOCABLE PROXY

                         DIME COMMUNITY BANCORP, INC.
                             209 Havemeyer Street
                           Brooklyn, New York 11211

         This Proxy is solicited on behalf of the Board of Directors of Dime Community Bancorp, Inc. for the Annual Meeting of Shareholders
                        to be held on November 13, 1997

        The undersigned shareholder of Dime Community Bancorp, Inc. hereby appoints George L. Clark, Jr., Steven D. Cohn and John J. Flynn or any of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Dime Community Bancorp, Inc. held of record by the undersigned on September 22, 1997, at the 1997 Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on November 13, 1997, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the 1997 Annual Meeting of Shareholders and Proxy Statement, dated october 6, 1997 and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this Proxy will be voted FOR the election of all nominees listed in Item 1 and FOR the proposals listed in Items 2, 3, 4 and 5.

           PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
               AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE      PLEASE MARK     [X]
"FOR" ALL OF THE NOMINEES NAMED IN ITEM 1 AND A VOTE      YOUR VOTES AS
"FOR" EACH OF THE PROPOSAL IN ITEMS 2, 3, 4 AND 5.        INDICATED IN
                                                          THIS EXAMPLE

1. Election of four Directors for terms of three years each.

        FOR                      WITHHOLD
    All nominees                 for all
(except as otherwise             nominees
     indicated)

       [  ]                       [  ]

NOMINEES: Michael P. Devine, Anthony Bergamo, Joseph H.
Farrell and Louis V. Varone

Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee's name in the space provided:

-------------------------------------------------------------

-------------------------------------------------------------

2. Approval of Amendments to the Dime
   Community Bancorp, Inc. 1997 Stock
   Option Plan for Outside Directors,
   Officers and Employees.

FOR        AGAINST          ABSTAIN

[ ]          [ ]              [ ]

3. Approval of Amendments to the Recognition and Retention Plan for Outside Directors,
   Officers and Employees of Dime Community
   Bancorp, Inc.

FOR        AGAINST          ABSTAIN

[ ]          [ ]              [ ]

4. Ratification of the appointment of Deloitte
   & Touche LLP as Independent auditors
   for the fiscal year ending June 30, 1997

FOR        AGAINST          ABSTAIN

[ ]          [ ]              [ ]

5. Authorization of the Board of Directors, in its discretion, to direct the vote of proxies upon such matters incident to the conduct of the Annual Meeting as may properly come before the Annual Meeting, and any adjournment or postponement thereof, including, without limitation, a motion to adjourn the Annual Meeting.

FOR        AGAINST          ABSTAIN

[ ]          [ ]              [ ]

      I will attend the
       Annual Meeting
            [ ]

The undersigned hereby acknowledges receipt of the Notice of the 1997 Annual Meeting of Shareholders and the Proxy Statement, dated October 1997 for the Annual Meeting.

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Signature(s)

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Signature(s)

Dated:                                                                  , 1997
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Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee, or guardian, please include your full title. Corporate or partnership proxy should be signed by an authorized officer.

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